        Exhibit 10.4
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC. AMENDMENT NO. 3 TO SUBSCRIPTION AGREEMENT
Invesco Commercial Real Estate Finance Trust, Inc.
2300 North Field Street, Suite 1200
Dallas, Texas 75201

Ladies and Gentlemen:

1.Subscription Agreement. The parties hereto acknowledge that Invesco Realty, Inc., a Delaware corporation (the “Subscriber”), subscribed for and agreed to acquire Shares in Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), pursuant to that certain Subscription Agreement, dated March 23, 2023, by and between the Subscriber and the Company (the “Original Subscription Agreement”, as amended by Amendment No. 1 (as defined below) whereby the Subscriber subscribed for and agreed to acquire Additional Shares (as defined in Amendment No. 1), Amendment No. 2 (as defined below), as further amended hereby by this Amendment No. 3 (as defined below), and as may be further amended from time to time, the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Subscription Agreement. The parties hereby agree to amend the Subscription Agreement as follows:

(a)Section 1.1(d) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

“Subsequent Purchases. Notwithstanding anything herein or in any Subscription Agreement Amendment to the contrary, until the Final Closing Date, if the Company elects in its sole discretion to repurchase all or any portion of the Shares from Subscriber pursuant to Section 2.5 hereof, the Subscriber shall, upon the Company’s request following any such repurchase pursuant to Section 2.5 hereof, be required to purchase an amount of additional Shares (“Additional Shares”), including pursuant to a Capital Call issued by the Company to the Subscriber for such purpose, such that the aggregate purchase price of (i) the outstanding ~~Initial~~ Shares held by Subscriber (if any) and (ii) such Additional Shares is equal to $300,000,000~~$150,000,000~~. The purchase price per Additional Share will equal the most recently determined Share Transaction Price per Additional Share as of the date of the Closing of Subscriber’s purchase; provided, however, that the Company has not yet determined a transaction price as of such closing date, the purchase price per Additional Share will be an amount such that the aggregate purchase price of all Additional Shares held by the Company following such repurchase does not exceed the sum of the Initial Commitment Amount plus the Additional Commitment Amount.

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(b)Section 2.5(d) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

The Subscriber and the Company hereby acknowledge and agree that the Company may, in its sole discretion, at any time and from time to time, elect to repurchase all or any portion of the outstanding Shares from Subscriber. The price paid by the Company for any Shares repurchased by the Company pursuant to this Section 2.5 shall be equal to the most recently determined Share Transaction Price (as defined in the Memorandum) per Share as of the date of the closing of such repurchase; provided, however, that if the Company has not yet determined a transaction price as of such closing date, the purchase price per Additional Share will be an amount such that the aggregate purchase price of all Additional Shares held by the Company following such repurchase does not exceed the sum of the Initial Commitment Amount plus the Additional Commitment Amount.

(c)Section 2.7(a) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

“The Company and certain of its affiliates, and the Adviser on behalf of the Company and/or certain of its affiliates, shall be authorized to incur indebtedness and/or enter into financing arrangements (in each case, including as a guarantor in respect thereof) under such terms and for any purpose permitted under this Subscription Agreement and/or the Company’s Articles of Amendment and Restatement dated as March 23, 2023 and filed with the State of Maryland Department of Assessments and Taxation on April 4, 2023 (as may be amended or restated, the “Articles”) (or equivalent document of any affiliate of the Company) as it may elect, including, but not limited to, on a joint and several basis with parallel funds, alternative investment vehicles and other affiliates of the Company. In connection therewith, the Company, certain of its affiliates and the Adviser shall be authorized to pledge, charge, mortgage, assign, transfer and grant security interests to or in favor of a lender in (i) the Initial Commitment Amount and the Additional Commitment Amount ~~$150,000,000~~ minus the aggregate purchase price paid by the Subscriber with respect to the Shares and “Additional Shares” (as such term is defined in Amendment No. 1) purchased by the Subscriber ~~as of the date of such pledge~~ pursuant to all previous Purchase Notices (as defined below) and/or Capital Calls (as such term is defined in Section 1.1(b) of the Original Subscription Agreement and/or Section 2 of Amendment No. 1, as applicable) plus all amounts distributed to the Subscriber in connection with a repurchase of all or any portion of its Shares by the Company pursuant to Section 2.5 of the Subscription Agreement which are subject to repurchase obligations, including pursuant to a Capital Call delivered pursuant to Section 1.1(d) of the Subscription Agreement (the
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“Unused Capital Commitment”), (ii) the rights of the Company and the Adviser under this Subscription Agreement, the Articles, and/or that certain Amended and Restated Advisory Agreement, dated as of ~~March 23~~ May 18, 2023, (as amended on August 24, 2023 and on December 5, 2023 (as may be amended and restated, the “Advisory Agreement”), among the Company, the Adviser and Invesco Commercial Real Estate Finance Trust Investments, LP, a Delaware limited partnership (the “Operating Partnership”), including to deliver Purchase Notices (as defined below) and Capital Calls (as such term is defined in Section 1.1(b) of the Original Subscription Agreement and/or Section 2 of Amendment No. 1, as applicable), to receive payment by the Subscriber of the purchase price for the Shares, Additional Shares and the Subscriber’s Unused Capital Commitment, and to enforce all remedies against any subscriber (including the Subscriber) that fails to fund its respective Unused Capital Commitment, (iii) this Subscription Agreement and the obligations of the Subscriber hereunder (including to purchase the Shares and Additional Shares at the purchase price as and when required under this Subscription Agreement, the Articles, the Advisory Agreement and/or pursuant to one or more Purchase Notices), (iv) any account into which the Company and/or the Adviser may direct payment by the Subscriber of the purchase price for the Shares, Additional Shares and/or its Unused Capital Commitment, in each case pursuant to a written notice from the Company to the Subscriber of each closing regarding the purchase of an amount of Shares and/or Additional Shares at such closing (each, a “Purchase Notice”) or otherwise, and (v) any related collateral and proceeds thereof (any such financing arrangement or indebtedness, a “Subscription Facility”).”

(d)The Subscription Agreement is hereby amended by adding the following as a new Section 3.6:

“Amendments. Reference herein is made to Amendment No. 1 to Subscription Agreement, dated as of August 11, 2023 (“Amendment No. 1”), Amendment No. 2 to Subscription Agreement, dated as of August 24, 2023 (“Amendment No. 2”) and Amendment No. 3 to Subscription Agreement, dated as of August [], 2024 (“Amendment No. 3”, together with Amendment No. 1 and Amendment No. 2, collectively the “Subscription Agreement Amendments”).”

(e)Section 3 of Amendment No. 1 is hereby amended and restated in its entirety to read as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

“Capital Calls. The Company shall call the Subscriber’s Additional Commitment Amount in one or more Closings in the amount, as determined by the Company in good faith on a monthly basis, necessary to avoid triggering any concentration limit imposed by a wirehouse in connection with its distribution or placement of
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shares of the Company. The Company may make Capital Calls at its discretion upon five (5) business days advance notice (or such shorter time as the Company may determine in its sole discretion). Notwithstanding anything herein to the contrary, the Company and any lender under a Subscription Facility may call the Subscriber’s Additional Commitment Amount at any time for the purpose of repaying indebtedness under such Subscription Facility and the Subscriber’s Additional Commitment Amount is subject to Section 2.7 of the Subscription Agreement.”

(f)    The term “Shares” shall be deemed amended to incorporate by reference any “Additional Shares” (as defined in Amendment No. 1) purchased and issued to, or required to be purchased by, the Subscriber pursuant to Amendment No. 1.

2.Reaffirmation. The Subscriber hereby reaffirms, restates and reacknowledges each of the agreements, acknowledgments, representations, warranties and other obligations set forth in the Subscription Agreement as of the date hereof. The Subscriber hereby represents and warrants to the Company that all information that the Subscriber has provided to the Company (including the information in the Subscription Agreement and any documents provided to the Company in connection therewith), is true, correct and complete as of the date thereof and hereof. Except as expressly set forth herein, the Subscription Agreement remains in full force and effect, as amended hereby.

[Signature page follows.]
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IN WITNESS WHEREOF, the Subscriber has executed this Amendment No. 3 to Subscription Agreement as of the day and year first above written.

INVESCO REALTY, INC.

By:    /s/ Bert Crouch
Name: Bert J. Crouch
Title: Executive Vice President

ACCEPTED, as of the 16th day of August 2024, by

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

By:    /s/ Bert J. Crouch
Name: Bert J. Crouch
Title: Vice President

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